TOKHEIM CORPORATION AND SUBSIDIARIES
              Exhibit (11) - Earnings Per Share For the three month periods ended February 28, 1997 and 1996.
                      (Restated to Apply SFAS No. 128)


Basic earnings per share (EPS) is calculated based on income available to common shareholders and the weighted average number of shares outstanding during each period. Diluted EPS includes additional dilution from potential common stock such as stock issuance pursuant to the conversion of preferred stock or the exercise of stock options outstanding.

The following table presents information necessary to calculate earnings per share for the three month periods ended February 28, 1997 and 1996.


                                                    BASIC AND DILUTED
                                               ---------------------------
                                                   1997           1996
                                               ---------------------------
Shares outstanding (in thousands):
  Weighted average outstanding................       7,949          7,937

Net Income (loss).............................     $   126       $   (613)
Preferred stock dividends.....................     $  (383)      $   (389)
                                               ------------    -----------
Loss applicable to common stock...............     $  (257)      $ (1,002)
                                               ============    ===========

Net loss per common share.....................     $ (0.03)      $  (0.13)
                                               ============    ===========

Dilutive loss per share for the three month periods ended February 28, 1997 and 1996 is considered to be the same as basic loss per share, since the effects of potentially dilutive securities would be antidilutive.




                    TOKHEIM CORPORATION AND SUBSIDIARIES
                      Exhibit 11 - Earnings Per Share
                        For the three-month periods
                        ended May 31, 1997 and 1996
                      (Restated to Apply SFAS No. 128)

      Basic earnings per share (EPS) is calculated based on income available to common shareholders and the weighted average number of shares outstanding during each period. Diluted EPS includes additional dilution from potential common stock such as stock issuance pursuant to the conversion of preferred stock or the exercise of stock options outstanding.

      The following table presents information necessary to calculate EPS for the three-month periods ended May 31, 1997 and May 31, 1996:


                                                        BASIC
                                             -----------------------------
                                                  THREE MONTHS ENDED
                                             -----------------------------
                                                 May 31,         May 31,
                                                  1997            1996
                                                ----------     -----------
Shares outstanding (in thousands):
      Weighted average outstanding...........       7,974           7,939

   Net income (loss).........................       1,210             486
   Preferred stock dividends.................        (375)           (385)
                                                ----------     -----------
   Loss applicable to common stock...........         835             101
                                                ==========     ===========

   Net loss per common share.................   $   (0.10)     $    (0.01)
                                                ==========     ===========


                                                        DILUTED
                                             -----------------------------
                                                  THREE MONTHS ENDED
                                             -----------------------------
                                                 May 31,         May 31,
                                                  1997            1996
                                                ----------     -----------
Shares outstanding (in thousands):
      Weighted average outstanding...........       7,974           7,939
   Share equivalents related to the
     exercise of stock options...............         459             379
   Conversion of preferred stock on
     a weighted average basis................       1,968           1,673
                                                ----------     -----------
   Adjusted outstanding......................      10,401           9,991
                                                ==========     ===========

Net income (loss)............................   $   1,210      $      486)
Incremental Retirement Savings Plan
   expense...................................        (375)           (385)
                                                ----------     -----------
Loss applicable to common stock..............   $     835      $      101
                                                ==========     ===========

Net loss per common share....................   $   (0.08)     $    (0.01)
                                                ==========     ===========




                    TOKHEIM CORPORATION AND SUBSIDIARIES
                      Exhibit 11 - Earnings Per Share
                        For the three-month periods
                       ended August 31, 1997 and 1996
                      (Restated to apply SFAS No. 128)

      Basic earnings per share (EPS) is calculated based on income available to common shareholders and the weighted average number of shares outstanding during each period. Diluted EPS includes additional dilution from potential common stock such as stock issuance pursuant to the conversion of preferred stock or the exercise of stock options outstanding.

      The following table presents information necessary to calculate EPS for the three-month periods ended August 31, 1997 and 1996.


                                                    Basic and Diluted
                                               ----------------------------
                                                  August 31,     August 31,
                                                     1997          1996
                                                  ---------     -----------
Shares outstanding (in thousands):
      Weighted average outstanding.............      8,032           7,939

   Net income (loss)...........................        152             (37)
   Preferred stock dividends...................       (378)           (385)
                                                  ---------     -----------
   Loss applicable to common stock.............       (226)           (422)
                                                  =========     ===========

   Net loss per common share................... $    (0.03)    $     (0.05)
                                                  =========     ===========


      Dilutive loss per share for the three-month periods ended August 31, 1997 and 1996 is considered to be the same as basic loss per share since the effects of potentially dilutive securities would be antidilutive.




                    TOKHEIM CORPORATION AND SUBSIDIARIES
                      Exhibit 11 - Earnings Per Share
                          For the six-month period
                    ended May 31, 1997 and May 31, 1996
                      (Restated to apply SFAS No. 128)

      Basic earnings per share (EPS) is calculated based on income available to common shareholders and the weighted average number of shares outstanding during each period. Diluted EPS includes additional dilution from potential common stock such as stock issuance pursuant to the conversion of preferred stock or the exercise of stock options outstanding.

      The following table presents information necessary to calculate EPS for the six-month periods ended May 31, 1997 and May 31, 1996.


                                                            BASIC
                                               -----------------------------
                                                   May 31,         May 31,
                                                    1997            1996
                                                  ----------     -----------
Shares outstanding (in thousands):
      Weighted average outstanding.............      7,961           7,938

   Net income (loss)...........................      1,335            (127)
   Preferred stock dividends...................       (758)           (774)
                                                  ----------     ----------
   Loss applicable to common stock.............        577             901
                                                  ==========     ==========

   Net loss per common share...................   $  (0.07)      $   (0.11)
                                                  ==========     ==========


                                                           DILUTED
                                               -----------------------------
                                                   May 31,         May 31,
                                                     1997           1996
                                                  ----------     -----------
Shares outstanding (in thousands):
      Weighted average outstanding.............       7,961          7,938
   Share equivalents related to the
     exercise of stock options.................          56              0
   Conversion of preferred stock on
     a weighted average basis..................         792              0
                                                  ----------     ----------
   Adjusted outstanding........................       8,809          7,938
                                                  ==========     ==========

Net income (loss)..............................   $   1,335      $    (127)
Incremental Retirement Savings Plan
   expense.....................................        (758)          (774)
                                                  ----------     ----------
Loss applicable to common stock................   $     577      $     901
                                                  ==========     ==========

Net loss per common share......................   $   (0.07)     $   (0.11)
                                                  ==========     ==========

      Dilutive loss per share for the six-month periods ended May 31, 1997 and 1996 is considered to be the same as basic loss per share since the effects of potentially dilutive securities would be antidilutive.




                    TOKHEIM CORPORATION AND SUBSIDIARIES
                      Exhibit 11 - Earnings Per Share
                         For the nine-month periods
                 ended August 31, 1997 and August 31, 1996


      Basic earnings per share (EPS) is calculated based on income available to common shareholders and the weighted average number of shares outstanding during each period. Diluted EPS includes additional dilution from potential common stock such as stock issuance pursuant to the conversion of preferred stock or the exercise of stock options outstanding.

      The following table presents information necessary to calculate EPS for the nine-month periods ended August 31, 1997 and August 31, 1996:


                                                           BASIC
                                               -----------------------------
                                                  August 31,     August 31,
                                                     1997           1996
                                                  ----------     -----------
Shares outstanding (in thousands):
      Weighted average outstanding.............       7,985          7,939

   Net income (loss)...........................       1,487           (164)
   Preferred stock dividends...................      (1,136)         (1,159)
                                                  ----------      ----------
   Loss applicable to common stock.............         351          (1,324)
                                                  ==========      ==========

   Net loss per common share...................   $    0.04       $    0.17
                                                  ==========      ==========


                                                          DILUTED
                                               -----------------------------
                                                  August 31,     August 31,
                                                     1997           1996
                                                  ----------     -----------
Shares outstanding (in thousands):
      Weighted average outstanding.............       7,985          7,938
   Share equivalents related to the
     exercise of stock options.................         111              0
   Conversion of preferred stock on
     a weighted average basis..................         788              0
                                                  ----------       ---------
   Adjusted outstanding........................       8,884          7,938
                                                  ==========       =========

Net income (loss)..............................   $   1,487       $   (164)
Incremental Retirement Savings Plan
   expense.....................................      (1,136)        (1,159)
                                                  ----------      ----------
Loss applicable to common stock................   $     351       $ (1,323)
                                                  ==========      ==========

Net loss per common share......................   $    0.04       $  (0.17)
                                                  ==========      ==========

      Dilutive loss per share for the six-month periods ended May 31, 1997 and 1996 is considered to be the same as basic loss per share since the effects of potentially dilutive securities would be antidilutive.